EXHIBIT 10.17

                        HEALTHPLAN SERVICES CORPORATION
                            1998 OFFICER BONUS PLAN

                                  PLAN SUMMARY

The Compensation Committee of the Board of Directors of the Company approved an officer bonus plan for 1998. The plan provided the terms under which executive officers of the Company would receive bonuses. Pursuant to the plan, 1998 bonuses were dependent primarily on the Company's financial performance and achievement of specified strategic corporate objectives.